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EXHIBIT 99.1


     COOPERATIVE BANKSHARES REPORTS 45% INCREASE IN FOURTH QUARTER EARNINGS

For Immediate Release:

         Wilmington, NC January 24, 2007--Cooperative Bankshares, Inc. (NASDAQ:
"COOP") (the "Company") reported net income for the quarter ended December 31, 2006 of $2.1 million or $0.32 per diluted share, an increase of 44.7% over the same quarter last year. Net income for the quarter ended December 31, 2005 was $1.5 million or $0.22 per diluted share. Net income for the twelve months ended December 31, 2006 was $7.6 million or $1.15 per diluted share, an increase of 38.9% over the same period last year. Net income for the twelve months ended December 31, 2005 was $5.5 million or $0.84 per diluted share. The increase in net income for the year ended December 31, 2006 versus December 31, 2005 was mainly due to an increase in net interest income caused primarily by growth in loans and a reduction to the provision for loan losses. Loans increased to $761.4 million at December 31, 2006 representing an 18.3% increase from December 31, 2005. The majority of loan growth for the twelve-month period ended December 31, 2006 occurred in construction and land development loans which grew $36.9 million (28.6%), one-to-four family loans which grew $69.4 million (23.4%) and commercial real estate loans which grew $12.3 million (8.3%) from the amounts at December 31, 2005. Loan growth was primarily attributable to continued strength of the economy in the markets in which the Company's wholly owned subsidiary, Cooperative Bank, (the "Bank") conducts its business, the Bank's improved branch network and a continued emphasis on increasing overall loan production. Though loan growth was strong in 2006, it did not match the growth experienced in 2005. Slower loan growth in 2006 versus 2005, and the absence of the hurricane related collateral impairment that was recognized in the quarter ended December 31, 2005, were the primary causes of the reductions to the provision for loan losses for the quarter ended and the year ended December 31, 2006, $585,000 and $250,000 respectively, as compared to the same periods last year. Also during 2006, the Bank participated in the Settlement Initiative with the State of North Carolina regarding dividends received from CS&L Real Estate Trust, Inc. This settlement allowed the Bank to recover $198,000 in penalties and $17,000 in taxes which were expensed in the quarter ended December 31, 2005. Per share data has been adjusted to reflect a 3-for-2 stock split in the form of a 50% stock dividend. The stock dividend was paid June 30, 2006 to stockholders of record as of June 12, 2006.

         Total assets increased to $860.1 million at December 31, 2006, an increase of 15.3%, compared to $746.3 million at December 31, 2005. Asset growth was primarily the result of continued loan growth, which was mostly funded by deposit growth. Deposits at December 31, 2006 increased to $661.9 million from $565.0 million at December 31, 2005 primarily as a result of the Bank's improved branch network, increasing brokered deposits and the Bank being located in markets experiencing economic growth. At December 31, 2006, stockholders' equity was $57.6 million, or $8.85 per share, and represented 6.70% of assets, compared to $51.1 million, or $7.91 per share, representing 6.85% of assets at December 31, 2005.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. The Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

         Statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which contain words such as "expects," "intends," "believes" or words of similar import, are subject to numerous risks and uncertainties disclosed from time to time in documents the Company files with the Securities and Exchange Commission (the "SEC"), which could cause actual results to differ materially from the results currently anticipated. Undue reliance should not be placed on such forward-looking statements.

         The Company has filed a Form 8-K with the SEC containing additional financial information regarding the year and three-months ended December 31, 2006.

Contact: Frederick Willetts, III, President, Todd L. Sammons, CPA, Senior Vice President/CFO, Linda B. Garland, Vice President/Secretary, 910-343-0181

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

              COOPERATIVE BANKSHARES, INC.
                    201 MARKET ST.                                            UNAUDITED SELECTED FINANCIAL DATA
                WILMINGTON, NC 28401                                                 NASDAQ SYMBOL: COOP

(In thousands, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
BALANCES AS OF:                                            12/31/06        09/30/06        06/30/06        03/31/06        12/31/05
====================================================================================================================================
ASSETS                                                $    860,090    $    843,073    $    827,746    $     782,702   $     746,266
STOCKHOLDERS' EQUITY                                        57,623          55,798          53,282           52,090          51,096
DEPOSITS                                                   661,892         648,467         633,430          591,871         564,990
BOOK VALUE (6,514 SHARES AS OF 12/31/06)                      8.85            8.57            8.19             8.05            7.91

NON-PERFORMING ASSETS:
  ACCRUING LOANS  90  DAYS PAST DUE                          1,124             608           2,278            2,006               9
  NON-ACCRUAL LOANS                                            172             368              18            1,341              23
  FORECLOSED REO                                               653             574             574               10              26
                                                      ------------------------------------------------------------------------------
    TOTAL NON-PERFORMING ASSETS                       $      1,949    $      1,550    $      2,870    $       3,357   $          58
                                                      ==============================================================================

====================================================================================================================================
FOR THE QUARTER ENDED:                                     12/31/06        09/30/06        06/30/06        03/31/06        12/31/05
====================================================================================================================================
NET INTEREST MARGIN                                           3.48%           3.70%           3.72%           3.60%           3.69%
  (NET INTEREST INCOME/AVERAGE INTEREST-EARNING ASSETS)

EARNING ASSETS/LIABILITIES                                   110.1%          110.9%          111.2%          110.7%          111.5%

STOCKHOLDERS' EQUITY/ASSETS                                   6.70%           6.62%           6.44%           6.66%           6.85%

====================================================================================================================================

NET INCOME                                            $      2,109    $      2,279    $      1,799    $      1,453    $      1,457
                                                      ==============================================================================

NET INCOME PER DILUTED SHARE                          $       0.32    $       0.34    $       0.27    $       0.22    $       0.22
                                                      ==============================================================================
DILUTED WEIGHTED AVERAGE
  NUMBER OF SHARES                                           6,645           6,638           6,619           6,593           6,580
                                                      ==============================================================================

ALLOWANCE FOR LOAN LOSSES
    PROVISION                                         $        350    $        525    $        775    $        585    $        935
    CHARGE OFFS                                                360              63             789               7              19
    RECOVERIES                                                   1               -               1               5               3
                                                      ------------------------------------------------------------------------------
    BALANCE                                           $      7,786    $      7,795    $      7,333    $      7,346    $      6,763
                                                      ==============================================================================

Note: Per share information is computed based on the weighted average number of dilutive shares outstanding, after giving the retroactive effect to the 3-for-2 stock split in the form of a 50% stock dividend declared on May 31, 2006 and paid on June 30, 2006.